UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019 (January 25, 2019)

JAKROO INC.

(Exact name of registrant as specified in its charter)

Nevada	333-217412	86-1565811
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5906 Stoneridge Mall Road Pleasanton, CA	94588
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 485-7067

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 25, 2019, Wei Tan resigned as the Chief Financial Officer of Jakroo Inc. (the “Company”) for personal reasons. There were no disagreements between the Company and Ms. Tan on any matters relating to the Company’s operations, policies or practices. Notwithstanding her resignation as Chief Financial Officer of the Company, Ms. Tan will continue to serve as a director of the Company and a member of the Audit Committee of the Company’s Board of Directors (the “Board”).

Effective January 25, 2019, the Board appointed David Wang to serve as the Company’s Chief Financial Officer.

Mr. Wang has more than 25 years of experience in tax compliance, financial reporting and business consulting. He also been serving as Chief Financial Officer of Rider Sportsfashion LLC, the Company’s U.S. operating subsidiary (“Jakroo US”), since January 2019 and also served as a financial consultant to Jakroo US from 2011 to 2018. Mr. Wang started his public accounting practice as a sole practitioner in 1993 to assist small and medium sized businesses in different industries. Prior to starting his own business, Mr. Wang served as a senior accountant position at an accounting firm and a senior tax auditor at a government agency between 1987 and 1993. Mr. Wang received his Bachelor’s degree in Business Administration, Accounting Option from California State University, East Bay. He is a certified public accountant.

On January 2, 2019, Mr. Wang entered into an employment agreement with Jakroo US, pursuant to which he is entitled to a monthly salary of $4,000 and an option to purchase 80,000 shares of common stock of the Company. The option has a term of 10 years and an exercise price of $1.05 per share. Pursuant to such agreement, his employment can be terminated with or without cause upon notice set forth thereunder.

Mr. Wang has no family relationships with any director or executive officer of the Company. Other than transactions disclosed herein, there are no transactions between the Company and Mr. Wang that will be required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jakroo Inc.

Date: January 30, 2019	By:	/s/ Weidong (Wayne) Du
Weidong (Wayne) Du
Chief Executive Officer